Exhibit 99.1

Cellular Biomedicine Group to Report Second Quarter 2019 Results on August 6, 2019

NEW YORK, NY and SHANGHAI, China, July 23, 2019 – Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biopharmaceutical firm engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced that it will release its financial results for the second quarter ended June 30, 2019 after the market closes on Tuesday, August 6, 2019.

The Company will host a conference call and webcast with the investment community on Tuesday, August 6th at 4:30 p.m. Eastern Time / Wednesday, August 7th at 4:30 a.m. China Standard Time featuring remarks by Tony Liu, Executive Director, CEO and CFO of CBMG.

What:	Cellular Biomedicine Group Second Quarter 2019 Results Conference Call

Date:	Tuesday, August 6, 2019

Time:	4:30 p.m. Eastern Time

Live Call:	Toll-Free: 1-855-327-6838 International: 1-604-235-2082

Webcast:	http://public.viavid.com/index.php?id=135481

Replay:	Toll-Free: 1-844-512-2921 International: 1-412-317-6671 Conference ID: 10007371 (Available approximately two hours after the completion of the live call until 11:59 p.m. ET on August 20, 2019)

About Cellular Biomedicine Group, Inc.
Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of cancer and degenerative diseases. It conducts immuno-oncology and stem cell clinical trials in China using products from its integrated GMP laboratory. Its GMP facilities in China, consisting of 12 independent cell production lines, are designed and managed according to both China and U.S. GMP standards.

For more information, please contact:

Company Contact:
Derrick C. Li
Head of Strategy and Investor Relations, CBMG
Phone: 917-717-0994
Email: derrick.li@cellbiomedgroup.com

Investor Contact:
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: 212-896-1254 / 212-896-1267
Email: cellbiomed@kcsa.com